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                                              Exhibit 99.1



                                 CONSENT
                                 -------

             I, John G. Helmkamp, Jr., hereby consent to be named as a person about to become a director of Magna Group, Inc. in the prospectus forming a part of the registration statement to which this consent is attached as an exhibit.



                                              /s/ John G. Helmkamp, Jr.
                                              ---------------------------------
                                              John G. Helmkamp, Jr.


November 30, 1995.